Exhibit 99.1

AEO Inc. Reports Strong Fourth Quarter and Fiscal Year 2024 Results; Provides Fiscal Year 2025 Outlook

Fourth quarter comparable sales growth of 3%, operating income of $142 million

•
Record Aerie revenue with comp growth of 6%; American Eagle comp growth of 1%

Fiscal year comparable sales growth of 4%; record revenue with significant profit expansion

•
Record Aerie revenue with comp growth of 5%. American Eagle comp growth of 3%
•
GAAP operating income of $427 million. Adjusted operating income up 19% to $445 million

Over $190 million returned to shareholders through shares repurchases in 2024; Board of Directors authorizes additional 50 million shares for repurchase

March 12, 2025

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the fourth quarter and fiscal year 2024 ended February 1, 2025.

“2024 demonstrated significant progress on our Powering Profitable Growth Plan. The team delivered strong operating profit growth with positive momentum across our brands and channels as well as disciplined expense management and operating efficiencies,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“Entering 2025, the first quarter is off to a slower start than expected, reflecting less robust demand and colder weather. While we anticipate improvement as the Spring season gets underway, we are also taking proactive steps to strengthen the top-line, manage inventory and reduce expenses. As we navigate through an uncertain consumer and operating landscape, we will also remain focused on our long-term strategic priorities,” he added.

Fourth Quarter 2024 Results:

•
Fourth quarter 2024 results are presented for the 13 weeks ended February 1, 2025 compared to the 14 weeks ended February 3, 2024. Comparable sales metrics are presented for the 13 weeks ended February 1, 2025 compared to the 13 weeks ended February 3, 2024.
•
Total comparable sales increased 3%, following 8% reported comp growth last year.
•
Total net revenue of $1.6 billion declined 4%. This included approximately $85 million of adverse impact from one less selling week and the retail calendar shift.
•
Aerie comparable sales increased 6% on a 13% increase last year. American Eagle comparable sales grew 1% following 6% growth last year.
•
Gross profit of $599 million. Gross margin of 37.3% reflected higher freight and product costs, offset by lower markdowns. BOW costs were roughly neutral.
•
Selling, general and administrative expense of $402 million decreased 6% and leveraged 40 basis points. The improved rate was due to lower compensation, including incentive costs, partially offset by increased advertising.
•
Operating income rose slightly to $142 million, reflecting an operating margin of 8.9%. This included an approximately $20 million adverse impact from one less selling week and the retail calendar shift.
•
Diluted earnings per share was $0.54. Average diluted shares outstanding were 193 million.

Fiscal Year 2024 Results:

•
Fiscal Year 2024 results are presented for the 52 weeks ended February 1, 2025 compared to the 53 weeks ending February 3, 2024. Comparable sales metrics are presented for the 52 weeks ended February 1, 2025 compared to the 52 weeks ended February 3, 2024.
•
Total comparable sales increased 4%, following 3% reported comp growth last year.
•
Total net revenue of $5.3 billion increased 1%. This included an approximately $60 million adverse impact from one less selling week.
•
Aerie comparable sales increased 5% on 8% growth last year. American Eagle comparable sales increased 3% following 1% growth last year.
•
Gross profit of $2.1 billion increased 3%. Gross margin of 39.2% expanded driven by lower rent, utilities and delivery expenses, with a partial offset from higher markdowns.
•
Selling, general and administrative expense of $1.4 billion was roughly in-line to last year and leveraged 30 basis points. The improved rate was due to lower compensation, including incentive costs, partially offset by increased advertising.
•
GAAP Operating income of $427 million. Adjusted operating income of $445 million reflected an operating margin of 8.3%. This included an approximately $5 million adverse impact from one less selling week.
•
GAAP diluted earnings per share was $1.68. Adjusted diluted earnings per share was $1.74. Average diluted shares outstanding were 196 million.

Inventory

Total ending inventory decreased 1% to $637 million. Inventory is healthy and well positioned for the Spring season.

Shareholder Returns

In the fourth quarter the company repurchased 3.5 million shares for $60 million, bringing full-year repurchases to 9.5 million shares for $191 million. The company also returned approximately $24 million in cash to shareholders through its quarterly cash dividend of $0.125 per share, bringing year-to-date cash dividends to $96 million.

New Share Repurchase Authorization

On March 11, 2025, the company's Board of Directors authorized an additional 50 million shares for repurchase under its existing authorization, increasing the total shares available for repurchase to 68.5 million through February 3, 2029.

Share repurchases may be made from time to time in open market or private transactions in such manner as may be deemed advisable from time to time (including, without limitation, pursuant to one or more 10b5-1 trading plans, accelerated share repurchase programs, and any other method that the company may deem advisable) and may be discontinued at any time.

Capital Expenditures

Capital expenditures totaled $65 million in the fourth quarter and $223 million for fiscal year 2024. The company expects 2025 capital expenditures to be approximately $300 million. This includes a one-time $40 million cost of relocating to a new Manhattan office, which provides more favorable lease terms.

Outlook

The company’s outlook reflects near-term headwinds in the consumer and macroeconomic operating environment, balanced with proactive steps the company is taking to strengthen the top-line and reduce expenses.

	First Quarter 2025 Outlook	Fiscal Year 2025 Outlook
Revenue	Mid-single digit decline	Low-single digit decline
Gross Margin	Down YoY	Down YoY
SG&A	Flat dollars	Low-single digit dollar decline
D&A	-	Approximately $230M
Operating Income	$20 to $25 million	$360 to $375 million
Tax Rate	-	Approximately 25%
Weighted Average Share Count	-	Low 190 million*
Capital Expenditures	-	Approximately $300 million

*Does not include repurchase activity beyond offsetting internal grants

Webcast and Supplemental Financial Information

Management will host a conference call and real time webcast today at 4:30pm Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

Non-GAAP Measures

This press release includes operating income and diluted earnings per share presented on an adjusted or non-GAAP basis, which are non-GAAP financial measures. These financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We believe that this non-GAAP information is useful as an additional means for investors to evaluate our operating performance when reviewed in conjunction with our GAAP Consolidated Financial Statements and provides a higher degree of transparency. These amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating our business and operations. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the 52 weeks ended February 1, 2025 and the 13 and 53 weeks ended February 3, 2024.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, the outlook for first fiscal quarter and annual fiscal 2025. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the possibility that product costs are adversely affected by foreign trade issues (including import tariffs and other trade restrictions imposed by the U.S., China or other countries), currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

CONTACT:

Line Media

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)
	Fiscal Years Ending
	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$308,962	$354,094
Short-term investments	50,000	100,000
Merchandise inventory	636,655	640,662
Accounts receivable, net	262,365	247,934
Prepaid expenses	76,088	65,082
Other current assets	20,161	25,578
Total current assets	1,354,231	1,433,350
Operating lease right-of-use assets	1,295,400	1,005,293
Property and equipment, at cost, net of accumulated depreciation	751,264	713,336
Goodwill, net	225,079	225,303
Non-current deferred income taxes	68,158	82,064
Intangible assets, net	42,449	46,109
Other assets	94,194	52,454
Total assets	$3,830,775	$3,557,909
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$280,712	$268,308
Current portion of operating lease liabilities	313,034	284,508
Accrued compensation and payroll taxes	113,388	152,353
Unredeemed gift cards and gift certificates	70,094	66,285
Accrued income and other taxes	30,677	46,114
Other current liabilities and accrued expenses	74,751	73,604
Total current liabilities	882,656	891,172
Non-current liabilities:
Non-current operating lease liabilities	1,133,296	901,122
Other non-current liabilities	47,963	28,856
Total non-current liabilities	1,181,259	929,978
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	365,845	360,378
Accumulated other comprehensive loss	(56,390)	(16,410)
Retained earnings	2,456,063	2,214,159
Treasury stock	(1,001,154)	(823,864)
Total stockholders’ equity	1,766,860	1,736,759
Total liabilities and stockholders’ equity	$3,830,775	$3,557,909

Current Ratio	1.53	1.61

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	GAAP Basis
	Fourth Quarter Ended
	February 1, 2025		February 3, 2024
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$1,604,633	100.0%	$1,678,910	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	1,005,458	62.7	1,064,324	63.4
Gross profit	599,175	37.3	614,586	36.6
Selling, general and administrative expenses	401,628	25.0	427,090	25.4
Impairment, restructuring and other charges	-	0.0	120,420	7.1
Depreciation and amortization expense	55,277	3.4	57,840	3.5
Operating income	142,470	8.9	9,236	0.6
Interest (income), net	(2,355)	(0.1)	(4,961)	(0.3)
Other (income), net	(3,154)	(0.2)	(1,505)	(0.1)
Income before income taxes	$147,779	9.2	$15,702	1.0
Provision for income taxes	43,433	2.7	9,386	0.6
Net income	$104,346	6.5%	$6,316	0.4%

Net income per basic share	$0.55		$0.03
Net income per diluted share	$0.54		$0.03

Weighted average common shares outstanding - basic	190,497		197,524
Weighted average common shares outstanding - diluted	193,496		199,589

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	GAAP Basis
	Fiscal Year Ended
	February 1, 2025		February 3, 2024
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$5,328,652	100.0%	$5,261,770	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	3,239,719	60.8	3,237,192	61.5
Gross profit	2,088,933	39.2	2,024,578	38.5
Selling, general and administrative expenses	1,431,814	26.9	1,433,300	27.2
Impairment, restructuring, and other charges	17,561	0.3	141,695	2.7
Depreciation and amortization expense	212,255	4.0	226,866	4.4
Operating income	427,303	8.0	222,717	4.2
Interest (income), net	(7,769)	(0.1)	(6,190)	(0.1)
Other (income), net	(7,162)	(0.1)	(10,951)	(0.2)
Income before income taxes	$442,234	8.2	$239,858	4.5
Provision for income taxes	112,854	2.0	69,820	1.3
Net income	$329,380	6.2%	$170,038	3.2%

Net income per basic share	$1.71		$0.87
Net income per diluted share	$1.68		$0.86

Weighted average common shares outstanding - basic	193,056		195,646
Weighted average common shares outstanding - diluted	196,412		196,863

AMERICAN EAGLE OUTFITTERS, INC.
NET REVENUE BY SEGMENT
(Unaudited; Dollars in thousands)
	Fourth Quarter Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net Revenue:
American Eagle	$1,000,935	$1,066,092	$3,385,231	$3,361,579
Aerie	539,673	537,462	1,738,414	1,670,000
Other	74,906	159,576	243,907	489,056
Intersegment Elimination	(10,881)	(84,220)	(38,900)	(258,865)
Total Net Revenue	$1,604,633	$1,678,910	$5,328,652	$5,261,770

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(Unaudited)
	Fourth Quarter Ended	Fiscal Year Ended
	February 1, 2025	February 1, 2025
Consolidated stores at beginning of period	1,186	1,182
Consolidated stores opened during the period
AE Brand (1)	8	22
Aerie (incl. OFFL/NE) (2)	5	22
Todd Snyder	—	4
Unsubscribed	1	1
Consolidated stores closed during the period
AE Brand (1) (3)	(25)	(45)
Aerie (incl. OFFL/NE) (2)	(3)	(13)
Todd Snyder	—	(1)
Total consolidated stores at end of period	1,172	1,172

Stores by Brand
AE Brand (1)	829
Aerie (incl. OFFL/NE) (2)	318
Todd Snyder	19
Unsubscribed	6
Total consolidated stores at end of period	1,172

Total gross square footage at end of period (in '000)	7,215	7,215

International license locations at end of period (3) (4)	371	371

(1) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.

(2) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.

(3) Includes 13 AE locations in Hong Kong converted to licensed retail stores in the fourth quarter of 2024.

(4) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
	Fiscal Year Ended
	February 1, 2025
	Operating Income	Income Tax Expense	Effective Tax Rate	Net Income	Earnings per Diluted Share
GAAP Basis	$427,303	$112,854	25.5%	$329,380	$1.68
% of Revenue	8.0%			6.2%

Add: Impairment, restructuring and other charges	$17,561			$12,983	$0.06

Tax effect of the above		$4,577

Non-GAAP Basis	$444,864	$117,431	25.5%	$342,363	$1.74
% of Revenue	8.3%			6.4%

The Fiscal 2024 adjustments relate to restructuring costs related to employee severance, as well as impairment and restructuring costs related to the sale of the Company's Hong Kong retail operations to a third party buyer. Please refer to Note 14. “Impairment, Restructuring and Other Charges,” to the Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 12, 2024 for further information on the nature of these amounts.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
	Fourth Quarter Ended
	February 3, 2024
	Gross	Operating	Income Tax	Effective	Net	Earnings per
	Profit	Income	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$614,586	$9,236	$9,386	59.8%	$6,316	$0.03
% of Revenue	36.6%	0.6%			0.4%

Add: Impairment, Restructuring and Other Charges	$10,950	$131,370			$115,081	$0.58

Tax effect of the above			$16,289	(34.7)%

Non-GAAP Basis	$625,536	$140,606	$25,675	17.5%	$121,397	$0.61
% of Revenue	37.3%	8.4%			7.2%

The Fiscal 2023 adjustments relate to certain inventory provisions, asset impairments, restructuring and other charges recognized in relation to Quiet Platforms, as well as the company’s international and corporate operations. Please refer to Note 16. “Impairment, Restructuring and Other Charges,” to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024 for further information on the nature of these amounts.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
	Fiscal Year Ended
	February 3, 2024
	Gross	Operating	Income Tax	Effective	Net	Earnings per
	Profit	Income	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$2,024,578	$222,717	$69,820	29.1%	$170,038	$0.86
% of Revenue	38.5%	4.2%			3.2%

Add: Impairment, Restructuring and Other Charges	$10,950	$152,645			$129,875	$0.66

Tax effect of the above			$22,770	(5.3)%

Non-GAAP Basis	$2,035,528	$375,362	$92,590	23.6%	$299,913	$1.52
% of Revenue	38.7%	7.1%			5.7%

The Fiscal 2023 adjustments relate to certain inventory provisions, asset impairments, restructuring and other charges recognized in relation to Quiet Platforms, as well as the company’s international and corporate operations. Please refer to Note 16. “Impairment, Restructuring and Other Charges,” to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024 for further information on the nature of these amounts.